Exhibit 1.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Amendment No. 1 to the Statement on Schedule 13D, and any subsequent amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: April 4, 2011

CLAYTON, DUBILIER & RICE FUND VII, L.P.

By:	CD&R Associates VII, Ltd.,
its general partner

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VII, LTD.

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VII, L.P.

By:	CD&R Investment Associates VII, Ltd.,
its general partner

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R INVESTMENT ASSOCIATES VII, LTD.

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CDR CCMG CO-INVESTOR L.P.

By:	CDR CCMG Co-Investor GP Limited,
its general partner

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Director

CDR CCMG CO-INVESTOR GP LIMITED

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Director

CD&R PARALLEL FUND VII, L.P.

By:	CD&R Parallel Fund Associates VII, Ltd., its general partner

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R PARALLEL FUND ASSOCIATES VII, LTD.

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary